News Release

Contacts: Laurie G. Hylton 617.672.8527

Eric Senay 617.672.6744

Eaton Vance Corp.

Report for the Three and Nine Month Periods Ended July 31, 2019

Boston, MA, August 27, 2019 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.90 for the third quarter of fiscal 2019, an increase of 8 percent from $0.83 of earnings per diluted share in the third quarter of fiscal 2018 and an increase of 1 percent from $0.89 of earnings per diluted share in the second quarter of fiscal 2019.

The Company reported adjusted earnings per diluted share(1) of $0.90 for the third quarter of fiscal 2019, an increase of 10 percent from $0.82 of adjusted earnings per diluted share in the third quarter of fiscal 2018 and an increase of 1 percent from $0.89 of adjusted earnings per diluted share in the second quarter of fiscal 2019. Earnings under U.S. generally accepted accounting principles (U.S. GAAP) matched adjusted earnings in both the third and second quarters of fiscal 2019 and exceeded adjusted earnings by $0.01 per diluted share in the third quarter of fiscal 2018, reflecting the reversal of net excess tax benefits related to stock-based awards of $1.3 million.

Net gains and other investment income related to seed capital investments contributed $0.06 to earnings per diluted share in the third quarter of fiscal 2019, $0.01 in the third quarter of fiscal 2018 and $0.03 in the second quarter of fiscal 2019. Other income and expense amounts related to consolidated collateralized loan obligation (CLO) entities reduced earnings by $0.02 and $0.01 per diluted share in the third quarter of fiscal 2019 and fiscal 2018, respectively, and contributed $0.07 to earnings per diluted share in the second quarter of fiscal 2019.

Consolidated net inflows of $8.0 billion in the third quarter of fiscal 2019 represent a 7 percent annualized internal growth rate in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $3.7 billion and 3 percent annualized internal growth in managed assets in the third quarter of fiscal 2018 and net inflows of $4.6 billion and annualized internal growth in managed assets of 4 percent in the second quarter of fiscal 2019. Excluding exposure management mandates, the Company’s annualized internal growth rate in managed assets was 5 percent in the third quarter of fiscal 2019, 8 percent in the third quarter of fiscal 2018 and 3 percent in the second quarter of fiscal 2019.

(1) Although the Company reports its financial results in accordance with U.S. GAAP, management believes that certain non-U.S. GAAP financial measures, specifically, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature, or otherwise outside the ordinary course of business. These adjustments may include, when applicable, the add back of closed-end fund structuring fees, costs associated with special dividends, debt repayments and tax settlements, the tax impact of stock-based compensation shortfalls or windfalls, and non-recurring charges for the effect of tax law changes. Management and our Board of Directors, as well as certain of our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

The Company’s annualized internal management fee revenue growth rate (management fees attributable to consolidated inflows less management fees attributable to consolidated outflows divided by beginning of period consolidated management fee revenue) was 2 percent in the third quarter of fiscal 2019, 5 percent in the third quarter of fiscal 2018 and 1 percent in the second quarter of fiscal 2019. These growth rates reflect the Company’s retrospective adoption of Accounting Standard Update (ASU) 2014-09, Revenue from Contracts with Customers, on November 1, 2018, which provides for management fee revenue to be recorded net of associated subsidy expenses.

Consolidated assets under management were $482.8 billion on July 31, 2019, up 7 percent from $453.2 billion of consolidated managed assets on July 31, 2018 and up 3 percent from $469.9 billion of consolidated managed assets on April 30, 2019. The year-over-year increase in consolidated assets under management reflects net inflows of $16.2 billion and market price appreciation of $13.4 billion. The sequential quarterly increase in consolidated assets under management reflects net inflows of $8.0 billion and market price appreciation of $4.8 billion in the third quarter of fiscal 2019.

“Eaton Vance’s distinctive array of investment strategies and services continued to attract strong investor interest in the third quarter of our fiscal 2019, propelling consolidated assets under management to a new record high,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Innovation, investment management excellence and outstanding distribution and service remains our formula for success in a changing asset management industry.”

Average consolidated assets under management were $471.0 billion in the third quarter of fiscal 2019, up 6 percent from $446.0 billion in the third quarter of fiscal 2018 and up 3 percent from $456.2 billion in the second quarter of fiscal 2019.

As shown in Attachment 10, excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 31.8 basis points in the third quarter of fiscal 2019, down 4 percent from 33.0 basis points in the third quarter of fiscal 2018 and unchanged from 31.8 basis points in the second quarter of fiscal 2019. Changes in average annualized management fee rates from the third quarter of fiscal 2018 primarily reflect shifts in the Company’s mix of business. Average annualized management fee rates for prior year periods have been restated to reflect the retrospective adoption of ASU 2014-09 on November 1, 2018 as described above.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and net flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized management fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $40.8 billion in the third quarter of fiscal 2019, up 7 percent from $38.0 billion in the third quarter of fiscal 2018 and up 11 percent from $36.8 billion in the second quarter of fiscal 2019.

Consolidated redemptions and other outflows were $32.8 billion in the third quarter of fiscal 2019, down 4 percent from $34.2 billion in the third quarter of fiscal 2018 and up 2 percent from $32.2 billion in the second quarter of fiscal 2019.

As of July 31, 2019, the Company’s 49 percent-owned affiliate Hexavest Inc. (Hexavest) managed $13.4 billion of client assets, down 12 percent from $15.2 billion of managed assets on July 31, 2018 and down 4 percent from $13.9 billion of managed assets on April 30, 2019. Hexavest had net outflows of $0.6 billion in the third quarter of fiscal 2019 versus net outflows of $0.8 billion in the third quarter of fiscal 2018 and net inflows of $0.2 billion in the second quarter of fiscal 2019. Attachment 11 summarizes the assets under management and net flows of Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is the adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights(2)

(in thousands, except per share figures)

	Three Months Ended
	July 31,	April 30,	July 31,
	2019	2019	2018
Revenue	431,235	$411,861	$428,691
Expenses	294,100	284,688	286,427
Operating income	137,135	127,173	142,264
Operating margin	31.8%	30.9%	33.2%
Non-operating income (expense)	5,470	20,291	(20)
Income taxes	(36,304)	(37,069)	(37,219)
Equity in net income of affiliates, net of tax	2,235	2,735	2,750
Net income	108,536	113,130	107,775
Net income attributable to non-controlling
and other beneficial interests	(6,315)	(11,323)	(5,981)
Net income attributable to
Eaton Vance Corp. shareholders	$102,221	$101,807	$101,794
Adjusted net income attributable to
Eaton Vance Corp. shareholders	$101,584	$101,530	$100,469
Earnings per diluted share	$0.90	$0.89	$0.83
Adjusted earnings per diluted share	$0.90	$0.89	$0.82

Third Quarter Fiscal 2019 vs. Third Quarter Fiscal 2018(2)

In the third quarter of fiscal 2019, revenue increased 1 percent to $431.2 million from $428.7 million in the third quarter of fiscal 2018. Management fees were up 2 percent, as a 6 percent increase in average consolidated assets under management more than offset lower consolidated average management fee rates. Performance fees were $0.1 million in the third quarter of fiscal 2019 and $(0.4) million in the third quarter of fiscal 2018. Distribution and service fee revenues were collectively down 5 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses increased 3 percent to $294.1 million in the third quarter of fiscal 2019 from $286.4 million in the third quarter of fiscal 2018. Increases in compensation, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses were partially offset by a decrease in distribution expense. The increase in compensation reflects higher salaries and benefits associated with increases in headcount and higher stock-based compensation, partially offset by lower sales-based incentive compensation and operating income-based bonus accruals. The increase in service fee expense reflects higher Class A and private fund service fee payments, partially offset by lower Class C service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization. The increase in fund-related expenses reflects higher sub-advisory fees paid. Other operating expenses increased 6 percent, primarily reflecting increases in information technology spending, facilities expenses and travel expenses, partially offset by a decrease in other corporate expenses. The decrease in distribution expense primarily reflects lower Class C distribution fee payments, partially offset by an increase in marketing and promotion costs.

Operating income decreased 4 percent to $137.1 million in the third quarter of fiscal 2019 from $142.3 million in the third quarter of fiscal 2018. Operating margin decreased to 31.8 percent in the third quarter of fiscal 2019 from 33.2 percent in the third quarter of fiscal 2018.

Non-operating income totaled $5.5 million in the third quarter of fiscal 2019 and was negligible in the third quarter of fiscal 2018. The year-over-year change reflects a $7.7 million increase in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds, partially offset by a $2.2 million decrease in income contribution from consolidated CLO entities.

(2) Prior period revenue and expenses have been restated to reflect certain classification adjustments from the Company’s retrospective adoption of ASU 2014-09 on November 1, 2018. The adoption of the new revenue recognition accounting standard had no impact on operating income or earnings per share.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 25.5 percent in the third quarter of fiscal 2019 and 26.2 percent in the third quarter of fiscal 2018. The Company’s effective tax rate is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $2.2 million and $2.8 million in the third quarters of fiscal 2019 and 2018, respectively, substantially all relating to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $6.3 million in the third quarter of fiscal 2019 and $6.0 million in the third quarter of fiscal 2018. The year-over-year change primarily reflects an increase in income earned by consolidated sponsored funds.

The Company’s weighted average basic shares outstanding were 109.1 million in the third quarter of fiscal 2019 and 114.6 million in the third quarter of fiscal 2018, a decrease of 5 percent. The year-over-year reduction reflects share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 113.5 million in the third quarter of fiscal 2019 and 122.7 million in the third quarter of fiscal 2018, a decrease of 8 percent. The decline in weighted average diluted shares outstanding further reflects a decrease in the dilutive effect of in-the-money options and unvested restricted stock awards due to lower market prices of the Company’s shares.

Third Quarter Fiscal 2019 vs. Second Quarter Fiscal 2019

In the third quarter of fiscal 2019, revenue increased 5 percent to $431.2 million from $411.9 million in the second quarter of fiscal 2019. Management fees were up 5 percent, primarily reflecting a 3 percent increase in average consolidated assets under management and the impact of three more fee days in the fiscal third quarter. Performance fees were $0.1 million in the third quarter of fiscal 2019 and $1.8 million in the second quarter of fiscal 2019. Distribution and service fee revenues were collectively up 7 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses totaled $294.1 million in the third quarter of fiscal 2019 compared to $284.7 million in the second quarter of fiscal 2019, reflecting increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions and other operating expenses, partially offset by a decrease in fund-related expenses. The increase in compensation expense reflects higher salaries and stock-based compensation, driven by increases in headcount and three more payroll days in the third fiscal quarter, higher operating income-based bonus accruals and increased sales-based incentive compensation, partially offset by decreases in payroll taxes, benefits and performance-based bonus accruals. The increase in distribution expense reflects higher marketing and promotion costs and an increase in up-front sales commission expense, partially offset by lower Class C distribution fee payments. The increase in service fee expense reflects higher Class A and private fund service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization. The increase in other operating expenses primarily reflects increases in information technology spending, facilities expenses and travel expenses, partially offset by lower professional services and other corporate expenses. The decrease in fund-related expenses primarily reflects a decrease in fund expenses borne by the Company, partially offset by higher sub-advisory fees paid.

Operating income increased 8 percent to $137.1 million in the third quarter of fiscal 2019 from $127.2 million in the second quarter of fiscal 2019. Operating margin increased to 31.8 percent in the third quarter of fiscal 2019 from 30.9 percent in the second quarter of fiscal 2019.

Non-operating income totaled $5.5 million in the third quarter of fiscal 2019 versus $20.3 million in the second quarter of fiscal 2019. The sequential change reflects a $14.5 million decrease in income contribution from consolidated CLO entities and a $0.4 million decrease in net gains and other investment income from the Company’s investments in sponsored strategies, including consolidated sponsored funds.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 25.5 percent in the third quarter of fiscal 2019 and 25.1 percent in the second quarter of fiscal 2019. The Company’s effective tax rate is discussed in greater detail in the section captioned “Taxation” below.

Equity in net income of affiliates was $2.2 million and $2.7 million in the third and second quarters of fiscal 2019, respectively, substantially all relating to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $6.3 million in the third quarter of fiscal 2019 and $11.3 million in the second quarter of fiscal 2019. The sequential change primarily reflects a decrease in income earned by consolidated sponsored funds.

The Company’s weighted average basic shares outstanding were 109.1 million in the third quarter of fiscal 2019 and 110.4 million in the second quarter of fiscal 2019, a decrease of 1 percent. The sequential reduction reflects share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 113.5 million in the third quarter of fiscal 2019 and 114.2 million in the second quarter of fiscal 2019, a decrease of 1 percent. The change in weighted average diluted shares outstanding in the third quarter of fiscal 2019 also reflects an increase in the dilutive effect of in-the-money options and unvested restricted stock awards due to higher market prices of the Company’s shares.

Taxation

The following table reconciles the statutory federal income tax rate to the Company’s effective tax rate for the third and second quarters of fiscal 2019 and the third quarter of fiscal 2018:

	Three Months Ended
	July 31,	April 30,	July 31,
	2019	2019	2018
Statutory U.S. federal income tax rate(3)	21.0%	21.0%	23.3%
State income taxes for current year, net of federal income tax benefits	5.0	4.5	4.4
Net income attributable to non-controlling and other beneficial interests	(1.3)	(0.9)	(1.0)
Other items	1.2	0.7	0.4
Adjusted effective income tax rate(4)	25.9	25.3	27.1
Net excess tax benefits from stock-based compensation plans(5)	(0.4)	(0.2)	(0.9)
Effective income tax rate	25.5%	25.1%	26.2%

The income tax provision for the third quarter of fiscal 2019 and the second quarter of fiscal 2019 includes $1.1 million and $0.7 million, respectively, of charges associated with certain provisions of the Tax Cuts and Jobs Act (2017 Tax Act) taking effect for the Company in fiscal 2019, relating principally to limitations on the deductibility of executive compensation.

The Company’s income tax provision was reduced by net excess tax benefits related to the exercise of employee stock options and vesting of restricted stock awards during the period totaling $0.6 million in the third quarter of fiscal 2019, $1.3 million in the third quarter of fiscal 2018 and $0.3 million in the second quarter of fiscal 2019.

The Company’s calculations of adjusted net income and adjusted earnings per diluted share remove the tax impact of stock-based compensation shortfalls or windfalls recognized in connection with the accounting guidance adopted in the first quarter of fiscal 2018. On this basis, the Company’s adjusted effective tax rate was 25.9 percent in the third quarter of fiscal 2019, 27.1 percent in the third quarter of fiscal 2018 and 25.3 percent in the second quarter of fiscal 2019. On the same adjusted basis, the Company estimates that its effective tax rate will be approximately 25.9 to 26.4 percent for the balance of fiscal 2019 and for the fiscal year as a whole. The Company’s actual adjusted effective tax rate for fiscal 2019 may vary from this estimate due to changes in the Company’s tax policy interpretations and assumptions, additional regulatory guidance that may be issued and other factors.

(3) The Company’s statutory U.S. federal income tax rate for fiscal 2019 is 21 percent based on the 2017 Tax Act. The Company’s statutory U.S. federal income tax rate for fiscal 2018 was a blend of 35 percent and 21 percent based on the number of days in the Company’s fiscal year before and after the January 1, 2018 effective date of the reduction in the federal corporate income tax rate pursuant to the 2017 Tax Act.

(4) Represents the Company’s effective income tax rate, excluding the tax impact of stock-based compensation shortfalls or windfalls. Management believes that the Company’s adjusted effective income tax rate is an important indicator of our operations because it excludes items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

(5) Reflects the impact of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted by the Company in the first quarter of fiscal 2018. The Company anticipates that the adoption of this guidance may cause fluctuations in the Company’s effective tax rate, particularly in the first quarter of each fiscal year, when most of the Company’s annual stock-based awards vest.

Balance Sheet Information

As of July 31, 2019, the Company held cash and cash equivalents of $527.7 million and its investments included $250.1 million of short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date. During the first nine months of fiscal 2019, the Company used $244.8 million to repurchase and retire approximately 6.2 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 7.6 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three and nine months ended July 31, 2019. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. Third Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 6673747 when instructed.

About Eaton Vance Corp.

Eaton Vance Corp. (NYSE: EV) provides advanced investment strategies and wealth management solutions to forward-thinking investors around the world. Through principal investment affiliates Eaton Vance Management, Parametric, Atlanta Capital, Hexavest and Calvert, the Company offers a diversity of investment approaches, encompassing bottom-up and top-down fundamental active management, responsible investing, systematic investing and customized implementation of client-specified portfolio exposures. As of July 31, 2019, Eaton Vance had consolidated assets under management of $482.8 billion. Exemplary service, timely innovation and attractive returns across market cycles have been hallmarks of Eaton Vance since 1924. For more information, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations(1)
(in thousands, except per share figures)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2019	Q3 2019
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2019	2019	2018	Q2 2019	Q3 2018	2019	2018	Change
Revenue:
Management fees	$375,747	$359,384	$368,961	5%	2%	$1,085,881	$1,086,894	-%
Distribution and underwriter fees	21,281	20,054	24,738	6	(14)	64,425	73,842	(13)
Service fees	31,855	29,586	31,053	8	3	90,801	90,867	-
Other revenue	2,352	2,837	3,939	(17)	(40)	8,405	10,024	(16)
Total revenue	431,235	411,861	428,691	5	1	1,249,512	1,261,627	(1)
Expenses:
Compensation and related costs	158,642	153,542	152,921	3	4	466,072	455,958	2
Distribution expense	38,070	35,930	41,424	6	(8)	111,508	123,891	(10)
Service fee expense	28,037	25,921	27,074	8	4	79,475	79,594	-
Amortization of deferred sales commissions	5,644	5,571	4,637	1	22	16,762	13,342	26
Fund-related expenses	9,715	9,960	9,253	(2)	5	29,320	27,773	6
Other expenses	53,992	53,764	51,118	-	6	160,937	150,319	7
Total expenses	294,100	284,688	286,427	3	3	864,074	850,877	2
Operating income	137,135	127,173	142,264	8	(4)	385,438	410,750	(6)
Non-operating income (expense):
Gains and other investment income, net	14,846	15,206	7,131	(2)	108	35,885	9,468	279
Interest expense	(5,888)	(5,888)	(5,906)	-	-	(17,907)	(17,716)	1
Other income (expense) of consolidated
collateralized loan obligation (CLO) entities:
Gains and other investment income, net	18,260	21,794	1,847	(16)	889	45,495	4,823	843
Interest and other expense	(21,748)	(10,821)	(3,092)	101	603	(40,905)	(3,630)	NM
Total non-operating income (expense)	5,470	20,291	(20)	(73)	NM	22,568	(7,055)	NM

Income before income taxes and equity
in net income of affiliates	142,605	147,464	142,244	(3)	-	408,006	403,695	1
Income taxes	(36,304)	(37,069)	(37,219)	(2)	(2)	(100,998)	(119,880)	(16)
Equity in net income of affiliates, net of tax	2,235	2,735	2,750	(18)	(19)	6,918	8,877	(22)
Net income	108,536	113,130	107,775	(4)	1	313,926	292,692	7
Net income attributable to non-controlling
and other beneficial interests	(6,315)	(11,323)	(5,981)	(44)	6	(23,097)	(16,241)	42
Net income attributable to
Eaton Vance Corp. shareholders	$102,221	$101,807	$101,794	-	-	$290,829	$276,451	5

Earnings per share:
Basic	$0.94	$0.92	$0.89	2	6	$2.63	$2.40	10
Diluted	$0.90	$0.89	$0.83	1	8	$2.54	$2.24	13

Weighted average shares outstanding:
Basic	109,111	110,379	114,610	(1)	(5)	110,553	115,157	(4)
Diluted	113,464	114,249	122,741	(1)	(8)	114,510	123,553	(7)

Dividends declared per share	$0.35	$0.35	$0.31	-	13	$1.05	$0.93	13

(1) Prior year amounts have been restated to reflect the Company’s retrospective adoption of ASU 2014-09 on November 1, 2018. Fund subsidies previously included as a component of fund-related expenses are now presented as a contra-revenue component of management fees. In addition, certain front-end load sales commissions that were previously reported on a net basis as a component of distribution expense are now reported on a gross basis in distribution and underwriter fee revenue and distribution expense. The adoption of ASU 2014-09 had no impact on net income or earnings per share.

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share
(in thousands, except per share figures)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2019	Q3 2019
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2019	2019	2018	Q2 2019	Q3 2018	2019	2018	Change

Net income attributable to Eaton Vance
Corp. shareholders	$102,221	$101,807	$101,794	-%	-%	$290,829	$276,451	5%
Net excess tax benefit from stock-based
compensation plans(1)	(637)	(277)	(1,331)	130	(52)	(3,863)	(15,071)	(74)
Revaluation of deferred tax amounts(2)	-	-	-	NM	NM	-	21,653	(100)
Repatriation of undistributed earnings of
foreign subsidiaries(3)	-	-	6	NM	(100)	-	3,062	(100)
Loss on write-off of Hexavest option, net of tax(4)	-	-	-	NM	NM	-	5,660	(100)

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$101,584	$101,530	$100,469	-	1	$286,966	$291,755	(2)

Earnings per diluted share	$0.90	$0.89	$0.83	1	8	$2.54	$2.24	13

Net excess tax benefit from stock-based
compensation plans	-	-	(0.01)	NM	(100)	(0.03)	(0.13)	(77)
Revaluation of deferred tax amounts	-	-	-	NM	NM	-	0.18	(100)
Repatriation of undistributed earnings of
foreign subsidiaries	-	-	-	NM	NM	-	0.02	(100)
Loss on write-off of Hexavest option, net of tax	-	-	-	NM	NM	-	0.05	(100)

Adjusted earnings per diluted share	$0.90	$0.89	$0.82	1	10	$2.51	$2.36	6

(1) Reflects the impact of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which was adopted in the first quarter of fiscal 2018.

(2) Reflects the revaluation of deferred tax assets and deferred tax liabilities resulting from the enactment of the 2017 Tax Act on December 22, 2017.

(3) Reflects the recognition of incremental tax expense related to the deemed repatriation of foreign earnings considered to be indefinitely reinvested abroad and not previously subject to U.S. taxation.

(4) Reflects the $6.5 million loss recognized upon expiration of the Company's option to acquire an additional 26 percent ownership interest in Hexavest, net of the associated impact to taxes of $0.8 million.

						Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2019	Q3 2019
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2019	2019	2018	Q2 2019	Q3 2018	2019	2018	Change

Consolidated sponsored funds	$2,760	$8,141	$1,862	(66)%	48%	$13,323	$4,215	216%

Majority-owned subsidiaries	3,555	3,182	4,119	12	(14)	9,774	12,026	(19)

Net income attributable to non-controlling
and other beneficial interests	$6,315	$11,323	$5,981	(44)	6	$23,097	$16,241	42

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	July 31,	October 31,(1)
	2019	2018
Assets

Cash and cash equivalents	$527,708	$600,696
Management fees and other receivables	234,146	236,736
Investments	1,044,026	1,078,627
Assets of consolidated CLO entities:
Cash	87,755	216,598
Bank loans and other investments	1,706,350	874,304
Other assets	21,983	4,464
Deferred sales commissions	52,333	48,629
Deferred income taxes	37,197	45,826
Equipment and leasehold improvements, net	70,534	52,428
Intangible assets, net	76,957	80,885
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	95,195	95,454
Total assets	$4,218,865	$3,599,328

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$176,405	$233,836
Accounts payable and accrued expenses	78,504	91,410
Dividend payable	50,676	51,731
Debt	620,304	619,678
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	1,620,598	873,008
Other liabilities	81,175	154,185
Other liabilities	115,633	131,952
Total liabilities	2,743,295	2,155,800

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	346,163	335,097
Total temporary equity	346,163	335,097

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 422,935 and 422,935 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 113,042,392 and 116,527,845 shares, respectively	442	455
Additional paid-in capital	-	17,514
Notes receivable from stock option exercises	(7,919)	(8,057)
Accumulated other comprehensive loss	(59,935)	(53,181)
Retained earnings	1,195,775	1,150,698
Total Eaton Vance Corp. shareholders' equity	1,128,365	1,107,431
Non-redeemable non-controlling interests	1,042	1,000
Total permanent equity	1,129,407	1,108,431
Total liabilities, temporary equity and permanent equity	$4,218,865	$3,599,328

				Attachment 5
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2019	2019	2018	2019	2018
Equity assets – beginning of period(2)	$125,869	$116,990	$117,757	$115,772	$113,472
Sales and other inflows	6,749	5,050	5,385	18,019	17,174
Redemptions/outflows	(5,130)	(4,570)	(4,900)	(15,161)	(15,485)
Net flows	1,619	480	485	2,858	1,689
Exchanges	(43)	150	8	(1)	6
Market value change	1,551	8,249	4,216	10,367	7,299
Equity assets – end of period	$128,996	$125,869	$122,466	$128,996	$122,466
Fixed income assets – beginning of period(3)	86,744	82,525	74,024	77,844	70,797
Sales and other inflows	8,005	8,352	6,730	25,579	19,221
Redemptions/outflows	(4,566)	(5,427)	(4,065)	(16,046)	(11,927)
Net flows	3,439	2,925	2,665	9,533	7,294
Exchanges	69	70	(16)	465	(5)
Market value change	1,147	1,224	146	3,557	(1,267)
Fixed income assets – end of period	$91,399	$86,744	$76,819	$91,399	$76,819
Floating-rate income assets – beginning of period	39,750	40,943	42,282	44,837	38,819
Sales and other inflows	1,772	2,079	3,387	7,417	10,222
Redemptions/outflows	(2,963)	(3,657)	(2,438)	(13,098)	(6,298)
Net flows	(1,191)	(1,578)	949	(5,681)	3,924
Exchanges	(38)	(57)	25	(361)	40
Market value change	(182)	442	(301)	(456)	172
Floating-rate income assets – end of period	$38,339	$39,750	$42,955	$38,339	$42,955
Alternative assets – beginning of period	9,409	9,991	13,506	12,139	12,637
Sales and other inflows	466	802	1,254	2,312	4,832
Redemptions/outflows	(1,109)	(1,275)	(999)	(5,648)	(3,377)
Net flows	(643)	(473)	255	(3,336)	1,455
Exchanges	9	(149)	(20)	(167)	(28)
Market value change	256	40	(276)	395	(599)
Alternative assets – end of period	$9,031	$9,409	$13,465	$9,031	$13,465
Portfolio implementation assets – beginning of period	125,391	115,435	107,170	110,840	99,615
Sales and other inflows	6,468	5,984	6,085	19,939	16,984
Redemptions/outflows	(4,378)	(4,721)	(3,025)	(13,212)	(10,322)
Net flows	2,090	1,263	3,060	6,727	6,662
Exchanges	3	(21)	(1)	57	(16)
Market value change	1,152	8,714	4,806	11,012	8,774
Portfolio implementation assets – end of period	$128,636	$125,391	$115,035	$128,636	$115,035
Exposure management assets – beginning of period	82,775	78,768	85,333	77,871	86,976
Sales and other inflows	17,307	14,559	15,131	48,988	52,866
Redemptions/outflows	(14,611)	(12,544)	(18,814)	(44,963)	(58,657)
Net flows	2,696	2,015	(3,683)	4,025	(5,791)
Market value change	908	1,992	793	4,483	1,258
Exposure management assets – end of period	$86,379	$82,775	$82,443	$86,379	$82,443
Total assets under management – beginning of period	469,938	444,652	440,072	439,303	422,316
Sales and other inflows	40,767	36,826	37,972	122,254	121,299
Redemptions/outflows	(32,757)	(32,194)	(34,241)	(108,128)	(106,066)
Net flows	8,010	4,632	3,731	14,126	15,233
Exchanges	-	(7)	(4)	(7)	(3)
Market value change	4,832	20,661	9,384	29,358	15,637
Total assets under management – end of period	$482,780	$469,938	$453,183	$482,780	$453,183

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Whenever presented, Equity assets include balanced and other multi-asset mandates.
(3) Whenever presented, Fixed Income assets include cash management mandates.

				Attachment 6
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2019	2019	2018	2019	2018
Funds – beginning of period(2)	$170,962	$162,750	$162,869	$164,968	$156,853
Sales and other inflows	10,084	10,510	10,855	34,317	33,167
Redemptions/outflows	(8,912)	(9,399)	(7,878)	(33,736)	(25,364)
Net flows	1,172	1,111	2,977	581	7,803
Exchanges	22	(7)	304	(83)	305
Market value change	1,277	7,108	2,628	7,967	3,817
Funds – end of period	$173,433	$170,962	$168,778	$173,433	$168,778
Institutional separate accounts – beginning of period	160,460	155,224	163,816	153,996	159,986
Sales and other inflows	20,903	16,327	18,929	58,059	64,566
Redemptions/outflows	(17,861)	(16,499)	(22,293)	(56,689)	(67,360)
Net flows	3,042	(172)	(3,364)	1,370	(2,794)
Exchanges	(16)	-	(308)	82	18
Market value change	1,825	5,408	2,557	9,863	5,491
Institutional separate accounts – end of period	$165,311	$160,460	$162,701	$165,311	$162,701
Individual separate accounts – beginning of period(3)	138,516	126,678	113,387	120,339	105,477
Sales and other inflows	9,780	9,989	8,188	29,878	23,566
Redemptions/outflows	(5,984)	(6,296)	(4,070)	(17,703)	(13,342)
Net flows	3,796	3,693	4,118	12,175	10,224
Exchanges	(6)	-	-	(6)	(326)
Market value change	1,730	8,145	4,199	11,528	6,329
Individual separate accounts – end of period	$144,036	$138,516	$121,704	$144,036	$121,704
Total assets under management – beginning of period	469,938	444,652	440,072	439,303	422,316
Sales and other inflows	40,767	36,826	37,972	122,254	121,299
Redemptions/outflows	(32,757)	(32,194)	(34,241)	(108,128)	(106,066)
Net flows	8,010	4,632	3,731	14,126	15,233
Exchanges	-	(7)	(4)	(7)	(3)
Market value change	4,832	20,661	9,384	29,358	15,637
Total assets under management – end of period	$482,780	$469,938	$453,183	$482,780	$453,183

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Whenever presented, Fund assets include assets of cash management funds.

(3) In the first quarter of fiscal 2019, the Company revised its classification of consolidated assets under management and net flows by investment vehicle to combine the formerly separate high-net-worth separate account and retail managed account categories into a single individual separate account category. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management or total consolidated net flows for any period.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2019	2019	Change	2018	Change
Equity(2)	$128,996	$125,869	2%	$122,466	5%
Fixed income(3)	91,399	86,744	5%	76,819	19%
Floating-rate income	38,339	39,750	-4%	42,955	-11%
Alternative	9,031	9,409	-4%	13,465	-33%
Portfolio implementation	128,636	125,391	3%	115,035	12%
Exposure management	86,379	82,775	4%	82,443	5%
Total	$482,780	$469,938	3%	$453,183	7%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes balanced and other multi-asset mandates.
(3) Includes cash management mandates.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2019	2019	Change	2018	Change
Open-end funds	$105,614	$104,367	1%	$104,898	1%
Closed-end funds	24,307	24,503	-1%	24,947	-3%
Private funds(2)	43,512	42,092	3%	38,933	12%
Institutional separate accounts	165,311	160,460	3%	162,701	2%
Individual separate accounts(3)	144,036	138,516	4%	121,704	18%
Total	$482,780	$469,938	3%	$453,183	7%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.

(3) In the first quarter of fiscal 2019, the Company revised its classification of consolidated assets under management by investment vehicle to combine the formerly separate high-net-worth separate account and retail managed account categories into a single individual separate account category. The above presentation of prior year results has been revised for comparability purposes. The reclassification does not affect total consolidated assets under management for any period.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate(1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2019	2019	Change	2018	Change
Eaton Vance Management(2)	$188,144	$184,603	2%	$179,558	5%
Parametric	252,447	245,168	3%	236,272	7%
Atlanta Capital(3)	27,008	25,766	5%	25,004	8%
Calvert(3)	15,181	14,401	5%	12,349	23%
Total	$482,780	$469,938	3%	$453,183	7%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

(2) Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

(3) Consistent with the Company's policies for reporting the managed assets and flows of investment portfolios for which multiple Eaton Vance affiliates have management responsibilities, the managed assets of Atlanta Capital indicated above include the assets of Calvert Equity Fund, for which Atlanta Capital serves as sub-adviser. The total managed assets of Calvert, including assets sub-advised by other Eaton Vance affiliates, were $18.2 billion as of July 31, 2019, $17.1 billion as of April 30, 2019 and $14.7 billion as of July 31, 2018.

Attachment 10
Eaton Vance Corp.
Average Annualized Management Fee Rates by Investment Mandate(1)(2)
(in basis points on average managed assets)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2019	Q3 2019
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2019	2019	2018	Q2 2019	Q3 2018	2019	2018	Change
Equity	57.1	57.1	58.8	0%	-3%	57.1	59.1	-3%
Fixed income	32.8	33.0	34.5	-1%	-5%	33.1	35.2	-6%
Floating-rate income	49.7	50.0	50.3	-1%	-1%	49.8	50.8	-2%
Alternative	66.9	59.4	66.0	13%	1%	61.0	66.1	-8%
Portfolio implementation	15.1	14.7	14.5	3%	4%	14.8	14.5	2%
Exposure management	5.2	5.3	5.2	-2%	0%	5.2	5.1	2%
Consolidated average
annualized fee rates	31.8	31.8	33.0	0%	-4%	31.9	33.1	-4%

(1) Prior year management fee rates have been restated to reflect the Company’s retrospective adoption of ASU 2014-09 on November 1, 2018. Fund subsidies previously included as a component of fund-related expenses are now presented as a contra-revenue component of management fees. Fluctuations in fund subsidies may cause average management fee rates to fluctuate from one period to the next.

(2) Excludes performance-based fees, which were $0.1 million for the three months ended July 31, 2019, $1.8 million for the three months ended April 30, 2019, $(0.4) million for the three months ended July 31, 2018, $1.6 million for the nine months ended July 31, 2019 and $(1.4) million for the nine months ended July 31, 2018.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2019	2019	2018	2019	2018
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$184	$177	$179	$159	$182
Sales and other inflows	3	4	1	47	11
Redemptions/outflows	(17)	(3)	(14)	(45)	(31)
Net flows	(14)	1	(13)	2	(20)
Market value change	-	6	2	9	6
Eaton Vance sponsored funds – end of period	$170	$184	$168	$170	$168
Eaton Vance distributed separate accounts –
beginning of period(2)	$2,076	$2,065	$3,087	$2,169	$3,092
Sales and other inflows	79	3	32	103	172
Redemptions/outflows	(414)	(79)	(631)	(633)	(849)
Net flows	(335)	(76)	(599)	(530)	(677)
Market value change	4	87	34	106	107
Eaton Vance distributed separate accounts – end of period	$1,745	$2,076	$2,522	$1,745	$2,522
Total Eaton Vance distributed – beginning of period	$2,260	$2,242	$3,266	$2,328	$3,274
Sales and other inflows	82	7	33	150	183
Redemptions/outflows	(431)	(82)	(645)	(678)	(880)
Net flows	(349)	(75)	(612)	(528)	(697)
Market value change	4	93	36	115	113
Total Eaton Vance distributed – end of period	$1,915	$2,260	$2,690	$1,915	$2,690
Hexavest directly distributed – beginning of period(3)	$11,634	$10,988	$12,502	$11,467	$12,748
Sales and other inflows	410	700	440	1,629	916
Redemptions/outflows	(646)	(473)	(587)	(2,253)	(1,572)
Net flows	(236)	227	(147)	(624)	(656)
Market value change	76	419	198	631	461
Hexavest directly distributed – end of period	$11,474	$11,634	$12,553	$11,474	$12,553
Total Hexavest managed assets – beginning of period	$13,894	$13,230	$15,768	$13,795	$16,022
Sales and other inflows	492	707	473	1,779	1,099
Redemptions/outflows	(1,077)	(555)	(1,232)	(2,931)	(2,452)
Net flows	(585)	152	(759)	(1,152)	(1,353)
Market value change	80	512	234	746	574
Total Hexavest managed assets – end of period	$13,389	$13,894	$15,243	$13,389	$15,243

(1) Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.

(2) Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.

(3) Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in Eaton Vance's consolidated assets under management and flows in Attachments 5 through 9.